Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this "Amendment") is made as of June 8, 2021 (the “Effective Date”), by and between COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company ("Landlord") and IMARA INC., a Delaware corporation ("Tenant").

RECITALS

R-1.Landlord and Tenant entered into that certain Office Lease Agreement dated as of May 20, 2019 (the "Lease"), pursuant to which Landlord currently is leasing to Tenant and Tenant currently is leasing from Landlord certain office space (the “Original Premises”) deemed to contain four thousand two hundred ten (4,210) square feet of rentable area, located on a portion of the sixth (6th) floor of that certain building located at 116 Huntington Avenue, Boston, Massachusetts 02116 (the “Building”), as more particularly described in the Lease.

R-2.The term of the Lease (the “Lease Term”) is currently scheduled to expire on October 31, 2024 (the "Original Expiration Date").

R-3.Landlord and Tenant desire to amend the Lease to, among other things: (i) renew and extend the Lease Term for a period (the "New Term") commencing on the Expansion Space Commencement Date (as defined in Section 3(b) below) and continuing until March 31, 2027 (the "Revised Expiration Date"), (ii) provide for the addition to the Original Premises of certain additional space (i.e., the Expansion Space, as defined in Section 3(a) below) (together, the Original Premises and the Expansion Space sometimes collectively referred to herein as the "Premises"), and (iii) otherwise amend the Lease, subject to and in accordance with the terms and conditions set forth in this Amendment.

R.5.Except as otherwise defined herein, all terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease.  In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

COVENANTS

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Recitals.  The foregoing Recitals are true and correct and are incorporated herein by this reference.

2.Lease Term.  Notwithstanding anything in the Lease to the contrary, the Lease Term is renewed and extended for the New Term in accordance with the terms and conditions set forth in this Amendment.  Unless otherwise sooner terminated in accordance with the terms of the Lease (as amended hereby), the Lease Term shall now expire on the Revised Expiration Date.  Tenant acknowledges that the Lease (as amended hereby) contains no right or option whatsoever for Tenant to renew or extend the Lease Term beyond the Revised Expiration Date (except as set forth

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in Section 3.4 of the Lease, as amended pursuant to Section 5 below) or to terminate the Lease Term prior to the Revised Expiration Date (except as may be applicable with respect to this Amendment and the New Term as expressly set forth in Section 3(b)(i) below).  Tenant shall continue to pay all amounts which accrue under the Lease through the day prior to the Expansion Space Commencement Date as and when due pursuant to the terms of the Lease, and Tenant shall remain liable to Landlord for any and all liabilities of Tenant accruing under the Lease through the day prior to the Expansion Space Commencement Date.

3.Expansion Space.

(a)Description.  Landlord and Tenant hereby agree to add to the Original Premises, as of the Expansion Space Commencement Date, that certain premises deemed to contain five thousand twenty-six (5,026) square feet of rentable area as depicted on the plan attached hereto as Exhibit A (the "Expansion Space").  As of the Expansion Space Commencement Date, the entire Premises shall therefore be deemed to consist of nine thousand two hundred thirty-six (9,236) square feet of rentable area on the sixth (6th) floor of the Building.  Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Expansion Space upon the terms and conditions of this Amendment.  On the Expansion Space Commencement Date, the Expansion Space shall become part of the Premises, and, except as otherwise provided herein, shall be subject to all of the terms and conditions of the Lease for the remainder of the Lease Term (and the New Term).  The Lease Term with respect to the Expansion Space shall expire (if not otherwise terminated sooner pursuant to the terms of the Lease or this Amendment), along with the Lease Term with respect to the remainder of the Premises, on the Revised Expiration Date.  No delay in the delivery of possession of the Expansion Space shall extend the Lease Term.

(b)Expansion Space Commencement Date.

(i)The "Expansion Space Commencement Date" shall be the earlier of: (a) the date on which Landlord delivers the Expansion Space to Tenant with Landlord’s Expansion Space Work (as defined in Exhibit B) substantially complete (as determined pursuant to Exhibit B), or (b) the date on which Tenant commences business operations in the Expansion Space.  Landlord and Tenant stipulate and agree that (i) the Expansion Space currently is leased to and occupied by another tenant of the Building (the “Existing Tenant”), and (ii) Landlord currently anticipates entering into a lease amendment with Existing Tenant to provide for the vacation and surrender of the Expansion Space by Existing Tenant.  Landlord shall endeavor to provide written notice to Tenant that Existing Tenant has vacated the Expansion Space promptly following the date Existing Tenant vacates such space, which notice may be electronic; provided that the failure of Landlord to provide such notice shall not impose any liability or give rise to any remedies by Tenant.  Accordingly, notwithstanding anything in this Amendment to the contrary, this Amendment shall not become effective and binding on either party unless and until Landlord and Existing Tenant enter into an amendment (upon terms satisfactory to Landlord in its sole and absolute discretion) to Existing Tenant’s lease to provide for the relocation by Existing Tenant from the Expansion Space to other premises located in the Building (the “Existing Tenant Relocation Amendment”).  If Landlord and Existing Tenant do not execute said Existing Tenant Relocation Amendment on or before July 1, 2021 (the “Outside Amendment Execution Date”), then, provided such delay is not caused by Tenant or any agent of Tenant, Tenant shall have the

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right, in its sole and absolute discretion, to elect to have this Amendment not become effective, by delivering written notice of the exercise of such right to Landlord during the period commencing on July 2, 2021 and continuing until Landlord notifies Tenant in writing that it has entered into the Existing Tenant Relocation Amendment (which notice may be electronic).  If Tenant so elects to have this Amendment not be effective in accordance with this Section, then this Amendment shall be deemed null and void in all respects, and the Term and all Lease provisions shall continue unmodified as set forth in the Lease for the remainder of the Term as if this Amendment was never executed, and Landlord shall promptly refund any and all security deposits previously deposited by Tenant with Landlord in accordance with this Amendment.

(ii) Provided that Landlord and Existing Tenant so execute the Existing Tenant Relocation Amendment, Landlord presently anticipates that the Expansion Space will be delivered to Tenant by December 31, 2021 (the “Target Commencement Date”).  If Landlord does not deliver possession of the Expansion Space to Tenant by the Target Commencement Date, then except as set forth below, Landlord shall not have any liability whatsoever, and this Amendment and the Lease shall not be rendered void or voidable, as a result thereof.  Notwithstanding the foregoing, if Landlord does not deliver possession of the Expansion Space to Tenant by (a) February 15, 2022, then, provided no Event of Default by Tenant has occurred, Landlord shall grant to Tenant a rent abatement equal to twenty five percent (25%) of the per diem Base Rent payable with respect to the Expansion Space during the first Lease Year of the New Term for each day of such delay from February 16, 2022 through March 15, 2022, (b) March 15, 2022, then, provided no Event of Default by Tenant has occurred, Landlord shall grant to Tenant a rent abatement equal to fifty percent (50%) of the per diem Base Rent payable with respect to the Expansion Space during the first Lease Year of the New Term for each day of such delay from March 16, 2022 through April 15, 2022, (c) April 15, 2022, then, provided no Event of Default by Tenant has occurred, Landlord shall grant to Tenant a rent abatement equal to one hundred percent (100%) of the per diem Base Rent payable with respect to the Expansion Space during the first Lease Year of the New Term for each day of such delay after April 16, 2022; provided that to the extent that any such delay is attributable to any of the factors or causes described in Section 25.19 of the Lease not to exceed an aggregate of sixty (60) days, or any delays caused by Tenant or any Agent of Tenant, including those specified in Section 6(b) of Exhibit B to this Amendment, then Tenant shall not be entitled to any such rent abatement.  For clarity, the rent abatement provided in this Section, to the extent applicable, shall be in addition to any rent abatement called for under Section 4(c) below.  Promptly after the Expansion Space Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Expansion Space Commencement Date and the Revised Expiration Date attached hereto as Exhibit C.

(c)Condition. The initial improvement of the Expansion Space under this Amendment (i.e., Landlord’s Expansion Space Work, as defined in Exhibit B) shall be accomplished by Landlord or its designated contractor(s), at Landlord’s sole cost and expense subject to the provisions of Exhibit B, in accordance with said Exhibit B.  Tenant shall accept the Expansion Space in its “as is” condition as of the Expansion Space Commencement Date, provided that Landlord shall deliver the Expansion Space (i) vacant, in broom clean condition, and free of prior tenants and furniture, fixtures, equipment and personal belongings of a prior tenant, and (ii) with Landlord’s Expansion Space Work substantially complete, as such term is defined in Section 6 of Exhibit B.  It is understood and agreed that the preceding sentence is not intended to waive or

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limit Landlord's obligation to deliver the Premises in compliance with all applicable Laws (including the ADA).  Landlord is under no obligation to make any Alterations in or to the Expansion Space or the Building except as may be otherwise expressly provided in the Lease (as amended hereby), including Exhibit B to this Amendment.  Upon Tenant's written request, Landlord shall use commercially reasonable efforts to enforce any warranties or guaranties obtained in connection with Landlord's Expansion Space Work.  No improvements or other allowance whatsoever shall be applicable to the Expansion Space, the Original Premises or this Amendment.  Tenant acknowledges that a portion of the Landlord’s Expansion Space Work will be performed outside the existing pantry located within the Original Premises while Tenant remains in occupancy of the Original Premises and that the same shall not give rise to a claim by Tenant for any damages, set off or abatement of rent on account thereof (Tenant acknowledging that the abatement provided pursuant to Section 4(c) below is agreed to be in consideration to any inconvenience or disruption caused by the construction of said portion of Landlord’s Expansion Space Work and any restricted use related thereto).  Tenant acknowledges and agrees that performance of Landlord’s Expansion Space Work may occur during business hours and that Landlord shall have no obligation to employ overtime or other premium pay labor or other costs in connection therewith.  Landlord shall endeavor to give Tenant reasonable advance notice (which may be oral or email notice to Tenant’s office manager) of any entry into the Original Premises to perform Landlord’s Expansion Space Work and shall use commercially reasonable efforts to minimize disruption to Tenant’s normal business operations in the Original Premises.  The parties shall use their commercially reasonable efforts to reasonably cooperate with one another in connection with the performance of Landlord’s Expansion Space Work (including, without limitation, the scheduling, staging and moving of any of Tenant’s furniture, furnishings and equipment necessary for Landlord’s designated contractor to perform the Landlord’s Expansion Space Work (which moving of furniture, furnishings and equipment shall be Tenant's responsibility to do at Tenant’s cost) and providing reasonable access to and from the Original Premises by contractors, subcontractors, deliverymen and agents in connection with Landlord’s Expansion Space Work.

(d) Early-Access.  Provided no Event of Default by Tenant has occurred under the Lease (as amended hereby), Tenant shall have the right to install in the Expansion Space, during the Expansion Space Move-In Period (as defined below) only, Tenant’s Cabling and other furniture, furnishings, inventory, equipment, or trade fixtures, subject to all applicable terms and conditions of the Lease (as amended hereby). At Tenant’s request from time to time Landlord will inform Tenant of Landlord’s good faith determination of the projected Expansion Space Commencement Date.  Neither Tenant nor any Agent of Tenant shall enter the Expansion Space during those times that Landlord determines such entry will unreasonably interfere with activities of Landlord or Landlord’s Agents, and, in such event, Landlord shall notify Tenant of specific times during which Tenant may make such entry.  Any and all activity by Tenant or any Agent of Tenant prior to the Expansion Space Commencement Date shall be coordinated with Landlord and its general contractor to ensure that such activity does not interfere with any other work. If Landlord determines that any such interference is occurring, then Landlord shall have the right to require the removal of the offending party from the Expansion Space (with Tenant having no right to assert that the Expansion Space Commencement Date or Tenant’s other obligations are affected thereby). During the Expansion Space Move-In Period, neither Tenant nor any of its Agents shall unreasonably delay or otherwise inhibit work being performed by Landlord or Landlord’s Agents.

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Notwithstanding anything in the Lease (as amended hereby) to the contrary: (a) Landlord shall have no responsibility with respect to any items placed in the Expansion Space by Tenant or any Agent of Tenant prior to the Expansion Space Commencement Date; and (b) all of the provisions of this Lease (including all insurance, indemnity and utility provisions (except, with respect to utility consumption in the Expansion Space during the Expansion Space Move-In Period, Tenant shall only be responsible for excess utilities or utilities used outside of Building Hours)) shall apply during the Expansion Space Move-In Period, except that during such period (i) Tenant shall not be obligated to pay Base Rent or Tenant’s Proportionate Share of increases in Operating Charges and Real Estate Taxes with respect to the Expansion Space and (ii) Landlord shall not be obligated to provide with respect to the Expansion Space, any utility, service or other item in excess of those customarily provided to or for the benefit of a premises in order for Landlord to perform its building standard initial improvement work thereto.  For purposes of this Amendment, the “Expansion Space Move-In Period” shall mean the period commencing on the fourteenth (14th) day prior to the projected Expansion Space Commencement Date (as reasonably determined by Landlord) and continuing through the day before the Expansion Space Commencement Date; provided that no access whatsoever shall be permitted unless Tenant shall deliver to Landlord written evidence specifying that Tenant is then carrying all insurance required by the Lease to be carried by Tenant and its contractors.

4.Base Rent and Additional Rent.

(a)Base Rent.

(i)During the period commencing as of the Effective Date and continuing through the day prior to the Expansion Space Commencement Date (the “Interim Period”), Tenant shall continue to pay the Base Rent for the Original Premises (the "Original Premises Base Rent") in accordance with the terms and conditions of the Lease.

(ii)Notwithstanding anything in the Lease to the contrary, commencing as of the Expansion Space Commencement Date, Tenant shall pay to Landlord, with respect to the entire Premises during the New Term, Base Rent in the amounts stipulated below:

Time Period	Rate Per Rentable Square Foot	Base Rent Annual Amount*	Base Rent Monthly Installment
Expansion Space Commencement Date – 8/31/22	$65.55	$605,419.80	$50,451.65
9/1/22-8/31/23	$66.86	$617,518.96	$51,459.91
9/1/23-8/31/24	$68.20	$629,895.20	$52,491.27
9/1/24-8/31/25	$69.56	$642,456.16	$53,538.01
9/1/25-8/31/26	$70.95	$655,294.20	$54,607.85
9/1/26-3/31/27	$72.37	$668,409.32	$55,700.78

*Based on twelve (12) full calendar months.

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Tenant shall pay such Base Rent in equal monthly installments in advance, without setoff, deduction or demand, commencing as of the Expansion Space Commencement Date, and on the first day of each calendar month thereafter during the New Term and otherwise in accordance with the terms of the Lease (as amended hereby).  If the Expansion Space Commencement Date is a day other than the first day of a month, then the Base Rent for such partial month shall be prorated on a per diem basis of the monthly installment of Base Rent payable during the Lease Year within which such partial month falls, with the per diem rate calculated with the numerator of one (1) and the denominator as the number of days in the month in which such Expansion Space Commencement Date occurs (which such proration shall be done with respect to the portion of the month occurring on or after the Expansion Space Commencement Date, and with respect to the portion of the month occurring prior to the Expansion Space Commencement Date, Tenant shall pay Base Rent with respect to the Original Premises in accordance with the terms of the Lease).  For clarity, from and after the Expansion Space Commencement Date, Tenant’s obligation to pay the Original Premises Base Rent in accordance with the Lease shall be replaced and superseded by the obligation to pay Base Rent with respect to the entire Premises as set forth in this Section 4(a)(ii). No rental abatement or rental concession whatsoever shall apply with respect to the Original Premises or the Expansion Space during the New Term except as expressly set forth in Section 3(b)(ii) above (if applicable), or Section 4(c) below.  Tenant is and shall remain liable for any and all sums due and payable under the Lease (as amended hereby) through the Revised Expiration Date.

(b)Increases in Operating Charges and Real Estate Taxes.  During the Interim Period, Tenant shall continue to pay with respect to the Original Premises all amounts required to be paid pursuant to the terms of the Lease (including, but not limited to, Tenant's proportionate share of the increases in Operating Charges over the Operating Charges Base Amount and increases in Real Estate Taxes over the Real Estate Taxes Base Amount), all as set forth in the Lease.  From and after the Expansion Space Commencement Date, Tenant shall pay with respect to the Premises all amounts required to be paid pursuant to the terms of the Lease (including, but not limited to, Tenant's proportionate share of the increases in Operating Charges over the Operating Charges Base Amount and increases in Real Estate Taxes over the Real Estate Taxes Base Amount), all as set forth in the Lease; provided that (i) Tenant's Proportionate Share for each of Operating Charges and Real Estate Taxes with respect to the entire Premises (i.e., the Original Premises and the Expansion Space) shall be 3.424%; (ii) the Base Year with respect to increases in Operating Charges shall be calendar year 2022: and (iii) the Base Year for Real Estate Taxes shall be the City of Boston Fiscal Year 2022 (i.e., July 1, 2021 through June 30, 2022).  Except as otherwise provided above, Tenant's payment of increases in Operating Charges and Real Estate Taxes shall be governed by the terms and conditions contained in the Lease, including, without limitation, Tenant's obligations to make estimated payments with respect to such expected increases as set forth in Article V.  Tenant's obligations under Article V of the Lease shall be adjusted to reflect the fact that the Expansion Space Commencement Date may be a day other than the first day of a calendar year in the manner contemplated by Section 5.4 of the Lease.

(c)Abatement.  Notwithstanding anything in the Lease to the contrary, so long as no Event of Default by Tenant then exists under the Lease (as amended hereby), Landlord grants to Tenant an abatement of the Base Rent otherwise payable during the New Term with respect to the Expansion Space only for the three (3) calendar month period commencing on the Expansion

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Space Commencement Date.  Except as specifically set forth in this Section and in Section 3(b)(ii) above, no rental or other abatement or concession shall be applicable with respect to the Premises during the New Term.

5. Renewal Option.  Tenant shall continue to have its renewal option as expressly set forth in Section 3.4 of the Lease; provided, however, that (i) all references therein to the Lease Term shall be deemed to refer to the Lease Term, as extended for the New Term, (ii) all references therein to the Expiration Date shall be deemed to refer to the Revised Expiration Date, (iii) all references therein to the Premises shall be deemed to refer to the Original Premises and the Expansion Space, and (iv) Tenant’s Renewal Option Notice shall be delivered, if at all, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then-current Lease Term.

6.Security Deposit.

(a)Pursuant to Section 1.20 and Article XI of the Lease, Landlord currently is holding a Security Deposit in the form of a letter of credit (the “Letter of Credit”) in the amount of Eighty-Eight Thousand Four Hundred Ten Dollars ($88,410.00) (the “Original Security Deposit”).  Simultaneously with the execution and delivery of this Amendment by Tenant, the Security Deposit shall be increased by an amount equal to Eighty-Six Thousand Five Hundred Ninety Dollars ($86,590.00) (the “Additional Security Deposit”), such that the total amount of the Security Deposit shall be equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00).  Such increase shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit increasing the amount thereof, or a substitute Letter of Credit in strict conformity with the terms of Section 11.3 of the Lease, in which latter event, the original Letter of Credit shall be promptly returned to Tenant.  The Original Security Deposit, as increased by the Additional Security Deposit is hereinafter referred to as the Security Deposit.  The Security Deposit shall continue to be held by Landlord as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements pursuant to the terms of the Lease, as amended hereby, during the remainder of the Lease Term (as amended hereby and as the same may be extended).

(b)Section 11.4 of the Lease is hereby deleted in its entirety.  Provided that, (i) as of (x) November 30, 2022 (the “First Reduction Date”), and (y) the third (3rd) anniversary of the Expansion Premises Commencement Date (the “Second Reduction Date” and, together with the First Reduction Date, the “Reduction Date”), no default on the part of Tenant under the Lease shall have theretofore occurred, then at any point after the applicable date Tenant shall have the right to request that the amount of the Security Deposit be reduced as set forth below, provided further that Landlord shall have reviewed Tenant's most recent audited and unaudited financial statements, certified by Tenant, which financial statements show that Tenant’s net worth has not declined from Tenant’s net worth as of the Effective Date.  Subject to the above, in such case Tenant shall have the right to request that the amount of the Security Deposit be reduced by the sum of (A) Forty-Four Thousand Two Hundred Five Dollars ($44,205.00) with respect to the First Reduction Date, and (B) Thirty-Four Thousand One Hundred Forty-Seven and 50/100 Dollars ($34,147.50) with respect to the Second Reduction Date, upon written notice to Landlord.  If all of the aforesaid conditions are met, Landlord shall so reduce the amount of the Security Deposit.

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If the Security Deposit has been provided in letter of credit form, such reduction shall occur by means of delivery by Tenant to Landlord of a substitute letter of credit in such amount (or an acceptable amendment to the existing letter of credit) and in strict conformity with the terms of Section 11.3 of the Lease.

7.Parking.  Pursuant to Section 1.17 and 24.1 of the Lease, Landlord has made (or caused the Operator to make) available to Tenant one (1) monthly parking permits for the unreserved parking of automobiles in the Parking Facilities.  As of the Expansion Space Commencement Date, the Parking Space Allotment shall be increased by two (2) additional permits, such that the total Parking Space Allotment available to Tenant shall be three (3) monthly parking permits for unreserved and nonexclusive parking, subject to, and in accordance with, the applicable terms and conditions of the Lease (as amended hereby).

8.Temporary Space.

(a)Landlord hereby grants to Tenant the exclusive right to occupy and use that certain office space (the "Temporary Space") deemed to contain three thousand two hundred fifty-nine (3,259) square feet of rentable area on a portion of the ninth (9th) floor of the Building, known as Suite 903, as shown on the plan attached hereto as Exhibit D for the period (the “Temporary Space Occupancy Period”) commencing on the date Landlord delivers the Temporary Space to Tenant, anticipated to be September 1, 2021, but in no event prior to such date (the “Temporary Space Commencement Date”) and terminating on the date (the "Temporary Space Termination Date") that Tenant vacates the Temporary Space in accordance with this Section 8; provided that (i) such Temporary Space Termination Date shall occur not earlier than the Expansion Space Commencement Date, or later than thirty (30) days after the Expansion Space Commencement Date, and (ii) Tenant shall provide not less than five (5) days’ prior written notice to Landlord of the date it vacates the Temporary Space.  Immediately upon the Temporary Space Termination Date, Tenant’s right to occupy and use the Temporary Space shall cease and terminate, without any further notice to quit.  For clarity, Tenant’s right to occupy and use the Temporary Space shall cease and terminate immediately if Tenant elects to have this Amendment not become effective in accordance with Section 3(b)(i) above.

(b)Landlord shall deliver possession of the Temporary Space in “as is” condition, including existing furniture in four (4) offices, eleven (11) cubicle desks, and a conference table (the “Existing Furniture”).  Tenant shall accept possession of the Temporary Space in its "as is" condition as of the Temporary Space Commencement Date.  Landlord shall have no obligation to make any Alterations whatsoever in or to the Temporary Space or the Building in connection with the Tenant’s right to occupy the Temporary Space.  Tenant shall not make or permit anyone to make any Alterations whatsoever in or to the Temporary Space without obtaining Landlord's prior written consent which may be granted or withheld in Landlord's sole and absolute discretion; provided that Tenant may install necessary wiring and cabling associated with establishing an internet and network connection in the Temporary Space in accordance with such plans and specifications as approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Tenant shall return the possession of the Temporary Space (and the Existing Furniture) to Landlord, broom clean, in the same conditions as it was as of the Temporary Space Commencement Date, on or before the Temporary Space Termination Date,

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reasonable wear and tear and damage by casualty excepted, with all of Tenant’s equipment, furniture and personal property removed, and any cabling and wiring installed by Tenant shall not be cut and shall be properly and neatly unplugged, coiled and labeled in accordance with any applicable Laws.

(c)Except to the extent that such a reading would be in conflict with any provision of this Section 8, Tenant’s occupancy and use of the Temporary Space, and Landlord’s rights and obligations thereto, shall be governed by all of the provisions of this Amendment and the Lease as if the Temporary Space were part of the Premises (including, without limitation, all insurance and indemnity provisions), except for the payment of Base Rent and Tenant’s Proportionate Share of increases in Operating Charges and Real Estate Taxes.  Tenant shall pay a monthly fee (the “Temporary Space Fee”) for its occupancy of Temporary Space during the Temporary Space Occupancy Period equal to Nine Thousand Five Hundred Five and 42/100 Dollars ($9,505.42), based on an annual rate of Thirty-Five Dollars ($35.00) per rentable square foot of the Temporary Space.  The Temporary Space Fee shall be prorated on a per diem basis for any partial calendar month during the Temporary Space Occupancy Period.  Tenant shall pay for its electricity usage in the Temporary Space based on a submeter, and any overtime HVAC or other services requested by Tenant as expressly set forth in the Lease. All sums payable by Tenant hereunder shall be paid to Landlord, without setoff, deduction or demand, and otherwise pursuant to the terms of the Lease, as amended hereby.

(d)During the Temporary Space Occupancy Period, Tenant shall not, directly or indirectly, mortgage, pledge, encumber, sell, assign or sub-transfer its right to occupy the Temporary Space, in whole or in part, by operation of law or otherwise, or sublease or permit the occupancy of all or any portion of the Temporary Space, without obtaining Landlord's prior written consent which may be granted or withheld in Landlord's sole and absolute discretion.  Tenant shall not place, inscribe, paint, affix or otherwise display any other sign, advertisement, picture, lettering or notice of any kind on any part of the exterior or interior of the Temporary Space without the prior written approval of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.

9.Specific Lease Modifications.

(a)Specific Deletions.  Section 3.1(b) (Early Access) is hereby deleted in its entirety and shall be of no further force and effect.

(b)Notices.   Notwithstanding anything in the Lease to the contrary: (a) Landlord’s Notice Address as set forth in Section 1.11 of the Lease is amended in its entirety to be:  c/o Columbia REIT – 116 Huntington, LLC, c/o Columbia Property Trust, Inc., 1170 Peachtree Street, N.E., Suite 600, Atlanta, Georgia  30309, Attention:  Asset Manager - East Region; with copy to LegalNotice@columbia.reit; and to c/o Columbia Property Trust, Inc. 315 Park Avenue South, Suite 500, New York, N.Y.  10010, Attn:  Asset Manager; and copy to the property manager at 116 Huntington Avenue, Boston, Massachusetts 02116, Attention:  Management Office; and copy to Stroock & Stroock & Lavan, 1875 K Street, N.W., Suite 800, Washington, D.C. 20004, Attention:  Jeffrey R. Keitelman, Esq.; and (b) Tenant’s Notice Address, as set forth in Section 1.21 of the Lease is amended in its entirety to be:  116 Huntington Avenue, Suite 602, Boston, MA

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02116, Attn:  General Counsel; with a copy to Tenant at the same address, Attn:  CFO; and electronic notices as may be expressly permitted hereunder shall be sent to notices@imaratx.com.

10.Brokerage.  Landlord and Tenant each warrants to the other that in connection with this Amendment it has not employed or dealt with any broker, agent or finder, other than Cushman & Wakefield U.S., Inc. (“Landlord’s Broker”) and Newmark Knight Frank (“Tenant’s Broker”), which could form the basis of any claim by any such broker, agent or finder for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature.  It is understood that Landlord shall pay Landlord’s Broker pursuant to a separate agreement and Landlord’s Broker shall pay Tenant’s Broker pursuant to a separate agreement.  Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than Tenant’s Broker.  Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by Landlord’s Broker or Tenant’s Broker (in the event that Landlord fails to pay Landlord’s Broker its commission) or any broker, agent or finder employed by Landlord or with whom Landlord has dealt other than Landlord’s Broker. Tenant’s and Landlord’s indemnities set forth in this Section shall survive the expiration or earlier termination of the Lease Term (as extended hereby).

11.Ratification.   Except as otherwise defined herein, all terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease.  All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant and Landlord enforceable according to the terms thereof.  Upon full execution and mutual delivery of this Amendment, any reference to the Lease shall be deemed to be the Lease as amended by this Amendment.  To Tenant’s knowledge, as of the date hereof Tenant has no claims, defenses or set-offs of any kind to the payment or performance of Tenant's obligations under the Lease.  Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

12.Authority.  Tenant hereby covenants and warrants that Tenant is a duly organized, authorized and existing Delaware corporation and is in good standing under the laws of the State of Delaware and the Commonwealth of Massachusetts, that Tenant has full right and authority to enter into this Amendment, and that the person signing on behalf of Tenant is authorized to do so on behalf of Tenant.  Landlord hereby covenants and warrants that Landlord is a duly organized, authorized and existing Delaware limited liability company and is in good standing under the laws of the State of Delaware and Commonwealth of Massachusetts, that Landlord has full right and authority to enter into this Amendment, and that the person signing on behalf of Landlord is authorized to do so on behalf of Landlord.

13.Binding Effect.  Subject to Section 3(b)(i) above, this Amendment shall be effective and binding on the last day of execution of this Amendment and such date shall be inserted by Landlord in the first paragraph of this Amendment.  All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be

WDC 91102651v11

binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

14.Confidentiality.  The provisions of Section 25.26 of the Lease shall be deemed to extend to this Amendment, in addition to the Lease (the parties hereby acknowledging that disclosure shall be permitted to the extent required by the SEC or any other governmental authority).

15.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.  Faxed signatures or signatures provided in electronic format (e.g., adobe acrobat) shall have the same binding effect as original signature, and a faxed Amendment or Amendments sent via electronic format containing the signatures (original, faxed or electronic) of the parties shall be binding.  This Amendment may be signed by Landlord or Tenant (as applicable) with an electronic signature or signature stamp, which electronic signature or signature stamp shall have the same binding effect as if it were an original signature.

16.Miscellaneous.  This Amendment expressly referenced herein contains and embodies the entire agreement of the parties hereto with respect to the amendment of the Lease, and supersedes and revokes any and all negotiations, arrangements, letters of intent, representations, inducements or other agreements, oral or in writing.  No representations, inducements or agreements, oral or in writing, between the parties not contained in this Amendment shall be of any force or effect.  If any part of this Amendment is illegal or unenforceable, such part or parts of this Amendment shall be of no force or effect, and this Amendment shall be treated as if such part or parts had not been inserted.  Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors or assigns; provided however, the foregoing shall not be deemed to amend the assignment and subletting provisions in the Lease.  Landlord and Tenant each hereby covenant and agree that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.

[EXECUTION PAGE FOLLOWS]

WDC 91102651v11

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.

LANDLORD:

COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust Inc., a Maryland corporation, its general partner

		By:	/s/ David Cheikin
		Name:	David Cheikin
		Title:	Senior Vice President

TENANT:

IMARA INC., a Delaware corporation

By:	/s/ Michael Gray
Name:	Michael Gray
Title:	Chief Financial Officer and Chief Operating Officer

WDC 91102651v11

EXHIBIT A

PLAN SHOWING EXPANSION SPACE

A-1

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EXHIBIT B

WORK AGREEMENT

This Exhibit B is attached to and made a part of that certain First Amendment to Office Lease Agreement dated as of _______________ (the “Amendment”), by and between COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company, and IMARA INC., a Delaware corporation (“Tenant”).  Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Lease or the Amendment.

1.Tenant’s Authorized Representative.  Tenant designates Michael Gray, Tenants Chief Financial Officer and Chief Operating Officer (“Tenant’s Authorized Representative”) as the person authorized to approve and initial all budgets, plans, drawings, approvals and change orders pursuant to this Exhibit.  Landlord shall not be obligated to respond to or act upon any such item until such item has been approved in writing by Tenant’s Authorized Representative.

2.Landlord’s Expansion Space Work.  Landlord, through its independent designated contractor, shall, at Landlord’s sole cost and expense, install the initial improvements specified in the Approved Expansion Space Plan (as set forth in Schedule I) and schedule of improvements/notes attached hereto as Schedules I and II, respectively (collectively, with any subsequent modifications or additions, “Landlord’s Expansion Space Work”).   Landlord shall not be obligated to provide any improvements (including any supplemental HVAC equipment or any furniture or equipment), and the Expansion Space shall be delivered containing no property of any kind, other than Landlord’s Expansion Space Work.  Except as otherwise provided in Schedule II, all work and materials to be performed or provided by Landlord pursuant to this Exhibit shall be Building Standard items generally consistent in type and quality with the existing buildout of the Expansion Space.  Except as otherwise expressly provided in Schedule I or Schedule II, Landlord shall not be required to perform work which would require changes to structural components or the exterior design of the Building, require any material modification to the Building’s mechanical installations or installations outside the Expansion Space, not comply with all Laws, be incompatible with the Building plans filed with appropriate governmental authorities or with the occupancy of the Building as a first‑class office building, or delay the completion of any other work in the Building.  Any changes required by any government department affecting the construction of the Building or the Expansion Space shall not be deemed to violate any plans or provisions of this Exhibit, and shall be accepted by Tenant, and Landlord shall notify Tenant of any material change so required by applicable government department.

3.Schedule.

a.Certain plans and specifications for the Building are available for Tenant’s inspection at the property manager’s offices.  All plans shall be prepared by Landlord’s architect and/or engineer.  Landlord shall have the sole right to select the architects to be used in connection with Landlord’s Expansion Space Work.

b.Attached hereto as Schedule I is the Approved Expansion Space Plan.

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c.Based on the Approved Expansion Space Plan, Landlord shall deliver to Tenant the Expansion Space Construction Drawings.  Tenant shall approve the Expansion Space Construction Drawings submitted to Tenant for approval within five (5) business days after Tenant’s receipt thereof.  Notwithstanding the foregoing, if and only if the Expansion Space Construction Drawings fail to conform to the Approved Expansion Space Plan (other than to the extent conformance is not permitted by Law), then Tenant shall have the right, but not the obligation, to notify Landlord thereof within five (5) business days following Tenant’s receipt of such Expansion Space Construction Drawings, specifying in reasonable detail the reasons for such failure.  Tenant shall review and approve within five (5) business days after receipt thereof any resubmission responding to Tenant’s objections and any further rejection shall be based on the changes made to the resubmitted items.  Once approved (or deemed approved) by Landlord and Tenant, the same shall be referred to as the “Final Expansion Space Construction Drawings.”

4.Approval.  All plans and drawings (and changes thereto) shall be subject to the written approval of Landlord and Tenant as provided in this Work Agreement.  Landlord’s approval may be withheld or granted in Landlord’s sole and absolute discretion with respect to Structural and System Alterations and any Alterations which are visible from the exterior of the Expansion Space, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other Alterations.  Any such approval by Landlord shall not constitute approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay.

5.Change Orders.  If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to the Approved Expansion Space Plan or the Final Expansion Space Construction Drawings, then Landlord shall not be obligated to perform such change or addition.  All additional expenses attributable to any change order requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order.  If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order.  If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess no later than the earlier of the Lease Commencement Date or ten (10) days after Tenant’s receipt of a bill therefor.  If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent.

6.Substantial Completion.

a.Except as provided in Paragraph 6(b), the Expansion Space shall be deemed to be “substantially complete” when (i) Landlord’s Expansion Space Work has been completed (except for items of work and adjustment of equipment and fixtures that can be completed after the Expansion Space are occupied without causing substantial interference with Tenant’s use of the Expansion Space (i.e., the “punch list” items)), as reasonably determined by Landlord’s architect (based on AIA standards), and (ii) Landlord has completed the final inspection of Landlord’s Expansion Space from the appropriate governmental authority for the local jurisdiction, which final inspection does not require any additional work by Landlord in connection with Landlord’s Expansion Space Work.

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b.If Landlord shall be delayed in completing Landlord’s Expansion Space Work as a result of (1) Tenant’s failure to comply with any of the approval requirements and deadlines specified in this Exhibit or with any of the other requirements of this Exhibit or the Lease (as amended), (2) Tenant’s request for modifications to the Approved Expansion Space Plans or the Final Expansion Space Construction Drawings (other than pursuant to Tenant’s permitted comment period hereunder), (3) Tenant’s failure to pay when due any amount required pursuant to Section 5 of this Exhibit, (4) Tenant’s request for long lead time materials, finishes or installations, or (5) the performance or timing of any work, or the entry into the Expansion Space, by Tenant or any person or firm employed or retained by Tenant, or the unreasonable interference by Tenant or any of its Agent with Landlord’s Expansion Space Work in the Original Premises, then for purposes of determining the Expansion Space Commencement Date, Landlord’s Expansion Space Work shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that Landlord’s Expansion Space Work would have been substantially complete if such delay(s) had not occurred.  Landlord shall provide Tenant’s Authorized Representative with notice of any such delays by Tenant (which notice may be electronic).

7.Possession.  Tenant’s taking of possession of the Expansion Space shall constitute Tenant’s acknowledgment that the Expansion Space is in good condition and that all work and materials are satisfactory, except as to any defect or incomplete work that is described in a written notice given by Tenant to Landlord not later than the day Tenant takes possession of the Expansion Space.  Tenant and its agents shall have no right to make any Alteration in the Expansion Space until Tenant submits such written notice.  Landlord will correct and complete those defects and incomplete items described in such notice which Landlord confirms are in fact defects or incomplete items.  At Landlord’s request, Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Expansion Space.

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EXHIBIT B

SCHEDULE I

APPROVED EXPANSION SPACE PLAN

IMARA

Test Fit 4 - Floor 6 Option 2

5'X6' WORKSTATIONS

HARCOURT STREET
GARRISON STREET
HUNTINGTON AVENUE
CONFERENCE
300 SF
OPEN OFFICE
10 WKST
OFFICE
101 SF
OFFICE
102 SF
CONFERENCE
232 SF
OFFICE
Option Conflict
OFFICE
103 SF
RECEPTION
288 SF
ENTRY
PHONE
43 SF
PHONE
42 SF
COPY/PRINT
37 SF
IT
40 SF
PANTRY
332 SF
OFFICE
108 SF
OFFICE
108 SF
HOTELING OFFICE
CONFERENCE
OFFICE
134 SF
OFFICE
134 SF
OFFICE
131 SF
ELECTRICAL
39 SF
STORAGE
15 SF
LOCKERS
26 SF
WELLNESS
69 SF
EXISTING ELECTRICAL PANEL TO REMAIN
STAIRS
MECHANICAL
ELEVATORS
SHAFTS
ELEVATORS
BATHROOM
BATHROOM
STAIRS
JAN.
STORAGE
29 SF
OFFICE
115 SF
OFFICE
118 SF
OFFICE
116 SF
STORAGE
11 SF
OPEN OFFICE
30 WKST
COPY/PRINT
31 SF
OFFICE
131 SF
OFFICE
126 SF
OFFICE
124 SF

Test Fit Legend

SYMBOL	DEFINITION
	NOT IN CONTRACT (N.I.C.)
	EXISTING PARTITION AND DOOR TO REMAIN.
	NEW PARTITION AND DOOR.
	NEW GLAZING PARTITION AND DOOR.
	BRANDING OPPORTUNITY
ENTRY ENTRY	MAIN ENTRANCE

Program Department Legend

SYMBOL	DEFINITION	SYMBOL	DEFINITION
	Coats		Pantry
	Conference		Phone
	Copy/Print		Reception
	IT		Storage
	Not In Contract		Wellness
	Office		
	Open Office		

Floor Program

SUPPORT SPACES	PROGRAM	PROVIDED
COATS	-	-
CONFERENCE	3	3
COPY/PRINT	2	2
IT	1	1
PANTRY	1	1
PHONE	2	2
RECEPTION	1	1
STORAGE	1	2
WELLNESS	1	1
OFFICE	15	16
WORKSTATIONS (5'X6')	47	40
BENCHING (2'X4')	0	2
ELECTRICAL	1	1

GENERAL NOTES:

1. CREATE A CONNECTION BETWEEN THE ORIGINAL PREMISES AS SHOWN ON SCHEDULE 1.
2. EXPAND KITCHEN COUNTERTOP AS SHOWN ON SCHEDULE 1 AND INCLUDE A SECOND STAINLESS STEEL REFRIGERATOR COMPARABLE TO THE EXISTING.
3. BUILD A WELLNESS ROOM OF APPROXIMATELY 68SF INCLUDING CABINETRY AND SINK
4. BUILD SIX (6) NEW OFFICES WITHIN THE EXPANSION PREMISES USING OFFICE FRONTS CONSISTENT WITH THE EXISTING OFFICE FINISHES WITHIN THE EXPANSION PREMISES
5. BUILD TWO (2) STORAGE ROOMS WITHIN THE EXPANSION PREMISES
6. BUILD BASE & UPPER CABINETS WITH PLASTIC LAMINATE COUNTERTOP FOR COPY/PRINT STATION WITHIN THE EXPANSION PREMISES
7. TENANT TO PROVIDE ALL FURNITURE & LOCKERS.
9. NEW CONFERENCE ROOM: PROVIDE NEW FLOOR CORE AND AV INFRASTRUCTURE

SGA

IMARA
1/8" = 1'-0" | 06/07/21
Project Number 005227.05
TF4.F6.2

NOTE:    Furniture and equipment are shown for illustration purposes only and are not included in the scope of Landlord’s Expansion Space Work, except as expressly provided in Schedule II.

B-I-1

WDC 91102651v11

EXHIBIT B

SCHEDULE II

SCHEDULE OF LEASEHOLD IMPROVEMENTS

The following shall form the scope of work to be performed by Landlord:

•	Create a connection between the Original Premises and the Expansion Space as shown on Schedule 1.

•	Expand the kitchen counter as shown in Schedule 1, and include a second stainless steel refrigerator comparable to the existing refrigerator, and build a counter height bar along core wall.

•	Build a Wellness Room of approximately 68 SF including cabinetry and sink.

•

Build six (6) offices within the Expansion Space using office front consistent with the existing office finishes within the Expansion Premises.  Landlord to install new carpet and ceiling tile within the Expansion Space.

•	Build two (2) storage rooms within the Expansion Space.

•	Build table top and bottom cabinets required for copy / printer station in Expansion Space.

NOTE:  Expect as expressly provided above, all work to be based on Building standard quantities, materials, quality, etc.

B-1

WDC 91102651v11

EXHIBIT C

CERTIFICATE AFFIRMING THE EXPANSION SPACE COMMENCEMENT DATE AND REVISED EXPIRATION DATE

This Certificate is being provided pursuant to that certain First Amendment to Office Lease Agreement dated as of _____________, 2021 (the "Amendment"), by and between COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company ("Landlord") and IMARA INC., a Delaware corporation ("Tenant").  The parties to the Amendment desire to confirm the following:

1.The Expansion Space Commencement Date is ________________.

2.The Revised Expiration Date is March 31, 2027.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on ____________________.

LANDLORD:

COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust Inc., a Maryland corporation, its general partner

By:	(SEAL)
Name:
Title:

TENANT:

IMARA INC., a Delaware corporation

By:	[SEAL]
Name:
Title:

C-1

WDC 91102651v11

EXHIBIT D

Plan Showing the Temporary Space

C-1

WDC 91102651v11